Exhibit 99.1


                         VaxGen Hires Regulatory Affairs
                         and Quality Assurance Personnel
              Positions Are Important to Successful FDA Application

     Brisbane, Calif. - January 31, 2002 - VaxGen Inc. (Nasdaq: VXGN) today announced the hiring of two professionals with distinguished track records to help the company submit its AIDS vaccine for regulatory approval if the vaccine, AIDSVAX, proves effective approximately 12 months from now.

     VaxGen named Carmen M. Betancourt vice president of Regulatory Affairs and Quality Assurance. Betancourt has 24 years of experience in biologics and the biotechnology industry, 14 of which have been spent in regulatory affairs. She served most recently as vice president, Regulatory Affairs, at Titan Pharmaceuticals, where she managed multiple product development programs supporting the clinical investigation of pharmaceutical products. Prior to joining Titan, she held regulatory positions at Genentech, Coulter Pharmaceutical and Bayer.

     At VaxGen, Betancourt will be the company's primary liaison with the U.S. Food and Drug Administration and will oversee the preparation of a biologics license application (BLA) for AIDSVAX if it proves effective at the end of ongoing Phase III trials. She will fulfill the same role for any other products that VaxGen may seek to develop and license in the future.

     Additionally, VaxGen named Mark R. Busch, Ph.D., senior director of Quality Assurance. Busch, with more than 10 years of experience in biotechnology, comes to VaxGen after having served as senior director, Quality Systems, at InterMune and director of Quality Assurance at Scios, where he was also director of Quality Control Laboratories.

     At VaxGen, Busch will oversee the design and implementation of quality and compliance systems required for licensure of AIDSVAX and any other products VaxGen may seek to develop and license in the future.

     "VaxGen is committed to submitting a BLA to the FDA as soon as possible if AIDSVAX proves effective, and Carmen and Mark will be central to that effort," said Lance Gordon, Ph.D., VaxGen's chief executive officer. "Both have extensive experience with the FDA and foreign regulatory authorities, as well as developing regulatory strategies necessary to gain product approval, so they are well matched to our needs."

     VaxGen is the only company with preventive HIV vaccines in Phase III trials, the final stage before regulatory approval can be sought. VaxGen's two Phase III trials - one in North America and Europe and another in Thailand - are meant to determine how well the vaccine, AIDSVAX, prevents HIV infection in humans. The North America/Europe trial is scheduled for completion in November 2002, and VaxGen expects to announce results from the trial in the first quarter of 2003. The trial in Thailand is scheduled to conclude nine months after the one in North America and Europe.

     VaxGen is located in Brisbane, Calif. For more information, please visit the company's web site at www.vaxgen.com.

     AIDSVAX(R) is a registered trademark of VaxGen.

Note: This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause VaxGen's actual results to be materially different from historical results, expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, uncertainties related to the progress, timing, costs and results of the Company's Phase III clinical trials and the Company's ability to fund the Thai trial to completion, the progress of other internal research and development projects, the Company's ability to demonstrate efficacy of AIDSVAX in clinical trials, the Company's ability to obtain regulatory approval to market AIDSVAX and the Company's ability to secure commercial-scale manufacturing for AIDSVAX. Reference should be made to VaxGen's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 30, 2001, under the headings "Factors Affecting Future Results" and "Business" and to VaxGen's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2001, under the heading "Risk Factors," for a more detailed description of such factors. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of anticipated events.

         Investor Contact:
         Lance Ignon
         Vice President, Corporate Communications
         (650) 624-1016

         Media Contact:
         Jim Key
         Associate Director, Corporate Communications
         (650) 624-1065